UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

Angie’s List, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35339	27-2440197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 E. Washington Street

Indianapolis, IN 46202

(Address of principal executive offices, including zip code)

(888) 888-5478

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders (the “Meeting”) of Angie’s List, Inc. (“Angie’s List” or the “Company”) was held on May 8, 2012. 49,836,182 shares of Angie’s List common stock were present at the Meeting, representing 87.35% of a total of 57,053,281 shares of common stock outstanding and eligible to vote at such time.

1.	With respect to the election of the three Class I director nominees as directors of Angie’s List:

	For	Withheld	Non Votes
William S. Oesterle	49,426,854	34,664	374,664
John H. Chuang	49,059,570	401,948	374,664
Roger H. Lee	47,783,791	1,677,727	374,664

2.	With respect to the ratification of the appointment of Ernst & Young, LLP as the independent registered public accounting firm of Angie’s List, Inc for the fiscal year ending December 31, 2012:

For	Against	Abstain
49,826,140	9,603	439

3.	With respect to the advisory vote to approve executive compensation:

For	Against	Abstain	Non Votes
48,118,019	35,306	1,308,193	374,664

4.	With respect to the advisory vote on the frequency of stockholder advisory vote on executive compensation:

3 Years	2 Years	1 Year	Abstain	Non Votes
445,904	1,266	42,497,793	6,516,555	374,664

5.	With respect to the approval of the Internal Revenue Code Section 162(m) performance criteria and award limits of the Company’s Amended and Restated Omnibus Incentive Plan:

For	Against	Abstain	Non Votes
36,747,846	9,670,986	3,042,686	374,664

Angie’s List will include a stockholder advisory vote on the compensation of executives in its proxy materials every year until the next required advisory vote on the frequency of the executive compensation vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2012

ANGIE’S LIST, INC.

/s/ Shannon M. Shaw
By:	Shannon M. Shaw
Its:	General Counsel